EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2014, with respect to the statement of condition including the related portfolio of Invesco Term Trust, Series A (included in Invesco Unit Trusts, Taxable Income Series 466) as of March 12, 2014, contained in Amendment No. 3 to the Registration Statement on Form S-6 (File No. 333-186407) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
March 12, 2014